EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
     The following is a list of the Company’s subsidiaries as of Aug. 31, 2010, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as defined in Regulation S-X of the United States Securities and Exchange Commission (17 CFR 210.1-02(w)).
Alellyx S.A.
American Seeds, LLC (Delaware)
Asgrow Seed Company LLC (Delaware)
Bretco Holdings (Mauritius) Ltd. (Mauritius)
CanaVialis S.A.
Channel Bio, LLC (Indiana)
Corn States LLC (Delaware)
Mahyco Monsanto Biotech (I) Pvt. Ltd. (India)
Monsanto Agricoltura Italia S.p.A. (Italy)
Monsanto Agricultura Espana S.A. (Spain)
Monsanto Agriculture France SAS
Monsanto Argentina SAIC (Argentina)
Monsanto Canada, Inc. (Canada)
Monsanto Chile S.A. (Chile)
Monsanto Comercial S.A. de C.V. (Mexico)
Monsanto do Brasil Ltda. (Brazil)
Monsanto Europe S.A./N.V. (Belgium)
Monsanto Holdings Private Ltd. (India)
Monsanto Holland BV (Netherlands)
Monsanto International S.A.R.L (Switzerland)
Monsanto Invest N.V.
Monsanto Korea, Inc. (Korea)
Monsanto Malaysia S.B.
Monsanto Nordeste Industria e Comercio de Productos Quimicos Ltda. (Brazil)
Monsanto Romania SRL (Romania)
Monsanto SAS (France)
Monsanto South Africa (Proprietary) Ltd. (South Africa)
Monsanto Technology, LLC (Delaware)
Monsanto Venezuela C.A.
Monsoy Ltda.
P4 Production, L.L.C. (Delaware)
Semillas y Agroproductos Monsanto, S.A. de C.V. (Mexico)
Seminis Vegetable Seeds, Inc. (California)